SMALLCAP World Fund, Inc.

September 30, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-2E	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0000
Class B	$0.0000
Class C	$0.0000
Class F1	$0.0000
Class F2	$0.0000
Class 529-A	$0.0000
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.0000
Class 529-F1	$0.0000
Class R-1	$0.0000
Class R-2	$0.0000
Class R-2E	$0.0000
Class R-3	$0.0000
Class R-4	$0.0000
Class R-5	$0.0000
Class R-6	$0.0000

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	346,410
Class B	2,669
Class C	19,927
Class F1	12,943
Class F2	24,687
Total	406,636
Class 529-A	19,326
Class 529-B	371
Class 529-C	6,155
Class 529-E	1,036
Class 529-F1	1,643
Class R-1	861
Class R-2	15,030
Class R-2E	0*
Class R-3	17,128
Class R-4	15,048
Class R-5	9,158
Class R-6	37,995
Total	123,751

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$48.66
Class B	$45.33
Class C	$44.77
Class F1	$48.23
Class F2	$48.92
Class 529-A	$48.29
Class 529-B	$45.75
Class 529-C	$45.50
Class 529-E	$47.41
Class 529-F1	$48.53
Class R-1	$45.85
Class R-2	$45.84
Class R-2E	$48.67
Class R-3	$47.34
Class R-4	$48.33
Class R-5	$49.39
Class R-6	$48.93

* Amount less than one thousand